As filed with the Securities and Exchange Commission on June 27, 2000
                                                       Registration No. 33-09259
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           THE SPORTS AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                               36-3511120
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

              3383 N. State Road 7
        Fort Lauderdale, Florida 33319                      33319
    (Address of principal executive offices)              (Zip Code)

            The Sports Authority, Inc. Management Stock Purchase Plan
                  The Sports Authority, Inc. Stock Option Plan
             The Sports Authority, Inc. Employee Stock Purchase Plan
                 The Sports Authority, Inc. Director Stock Plan
                            (Full title of the plans)

                                  FRANK W. BUBB
              Senior Vice President, General Counsel and Secretary
                           The Sports Authority, Inc.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319
                     (Name and address of agent for service)

                                 (954) 735-1701
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             ROBERT J. LICHTENSTEIN
                          Morgan, Lewis & Bockius, LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

============================ ========================= ====================== ============================ ======================
                             Amount of Securities         Proposed Maximum         Proposed Maximum              Amount of
    Title of Securities      to be Registered              Offering Price              Aggregate            Registration Fee (1)
     to be Registered              (4) (5) (8)            Per Share (1)(2)    Offering Price (1) (2) (7)          (3) (6)
---------------------------- ------------------------- ---------------------- ---------------------------- ----------------------
       Common Stock,
      $.01 par value                1,109,195                  $19.00                 $21,074,705                $7,267.58
============================ ========================= ====================== ============================ ======================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the initial public offering price per share of common stock, par value $0.01 ("Common Stock") of The Sports Authority, Inc. (the "Company") on November 18, 1994.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6 (b) of the Securities Act.

(4) Includes 314,578 shares of Common Stock available for issuance pursuant to the Company's Management Stock Purchase Plan, 741,506 shares of Common Stock under the Company's Employee Stock Purchase Plan and 53,111 shares of Common Stock under the Company's Director Stock Plan, plus such additional number of shares of Common Stock as may be issuable pursuant to Rule 416 ("Rule 416"), promulgated under the Securities Act and the antidilution provisions under each of the plans, originally registered hereunder.

(5) On November 18, 1994, the Company filed a Registration Statement on Form S-8 (the "1994 Registration Statement") for The Sports Authority, Inc. Management Stock Purchase Plan, The Sports Authority, Inc. Stock Option Plan (the "1994 Stock Option Plan"), The Sports Authority, Inc. Employee Stock Purchase Plan and The Sports Authority, Inc. Director Stock Plan. The 1994 Registration Statement registered 1,517,739 shares of Common Stock to the 1994 Stock Option Plan. On July 16, 1996 the Company effected a three for two Common Stock split. Following the stock split, pursuant to Rule 416, the 1994 Registration Statement registered 2,276,608 shares of Common Stock under the 1994 Plan. Effective June 1, 2000 the Company and its shareholders approved and adopted The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan (the "2000 Plan"). By its terms, the 2000 Plan amends, restates and replaces the 1994 Stock Option Plan. Therefore, in accordance with Telephone Interpretations G89 and G90 (Securities Act Forms) of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations, dated July 1997 and General Instruction E to Form S-8 (collectively, the "Commission Advice") the Company hereby deregisters 2,276,608 shares of Common Stock, currently registered to the 1994 Stock Option Plan pursuant to the 1994 Registration Statement. Simultaneously with the filing of this Post-Effective Amendment No. 1 to the 1994 Registration Statement ("Amendment No. 1") the Company is filing a Registration Statement on Form S-8 for the 2000 Plan (the "2000 Plan Registration Statement"). By its terms, the 2000 Plan Registration Statement shall register the 2,276,608 shares of Common Stock under the 2000 Plan. Therefore, in accordance with the Commission Advice, the Company intends that the shares deregistered by this Amendment No. 1, and the associated filing fee already paid for such shares, be applied to shares to be registered under the 2000 Plan Registration Statement and the filing fee to be paid for the 2000 Plan Registration Statement.

(6) The original filing fee for the 1994 Registration Statement was $17,212 of which $9,944.42 represented the filing fee for Common Stock registered to the 1994 Stock Option Plan. By the terms of this Amendment No. 1 and in accordance with the Commission Advice the Company intends that the filing fee of $9,944.42 be applied to the filing fee for shares of Common Stock registered to the 2000 Plan under the 2000 Plan Registration Statement. The residual filing fee of $7,267.58 was included in a wire of $17,212 paid by the Company to the Commission on or about November 18, 1994.

(7) The original Proposed Maximum Aggregate Offering Price was $49,911,746 of which $28,837,041 represented the price of shares of Common Stock registered to the 1994 Stock Option Plan. By the terms of this Amendment No. 1 the Company intends that the price of $28,837,041 be applied to the price of shares of Common Stock registered to the 2000 Plan under the 2000 Plan Registration Statement. The residual Proposed Maximum Aggregated Offering Price is $21,074,705.

(8) This Amendment No. 1 does not amend or in any other way affect The Sports Authority, Inc. Management Stock Purchase Plan, The Sports Authority, Inc. Employee Stock Purchase Plan or The Sports Authority, Inc. Director Stock Plan including, without limitation, changing the number and type of securities registered to those plans under the 1994 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The contents of the 1994 Registration Statement filed by the Company with the Commission are hereby incorporated by reference.

Item 8.  Exhibits.(1)

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.         Description

   99.5             The Sports Authority, Inc. 2000 Stock Option and Stock
                    Award Plan.

--------------------
(1) No consents are required because this Amendment No. 1 to the 1994 Registration Statement deregisters shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 27th day of June, 2000.

                                  THE SPORTS AUTHORITY, INC.
                                  (Registrant)

                                  By: /s/ MARTIN E. HANAKA
                                     ----------------------------------
                                     Martin E. Hanaka
                                     Chairman of the Board and
                                     Chief Executive Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Bubb, his/her attorney-in-fact, with the power of substitution for him/her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Name                            Title                          Date
        ----                            -----                          ----

/s/ MARTIN E. HANAKA          Chairman of the Board, Chief         June 27, 2000
--------------------------    Executive Officer and Director
Martin E. Hanaka              (Principal Executive Officer)

/s/ GEORGE R. MIHALKO         Executive Vice President and Chief   June 27, 2000
--------------------------    Financial Officer (Principal
George R. Mihalko             Financial Officer)

/s/ EVA L. CLAWSON            Vice President and Controller        June 27, 2000
--------------------------    (Principal Accounting Officer)
Eva L. Clawson

/s/ A. DAVID BROWN                      Director                   June 27, 2000
--------------------------
A. David Brown

/s/ MARY ELIZABETH BURTON               Director                   June 27, 2000
 -------------------------
Mary Elizabeth Burton

/s/ CYNTHIA R. COHEN                    Director                   June 27, 2000
--------------------------
Cynthia R. Cohen

/s/ STEVE DOUGHERTY                     Director                   June 27, 2000
--------------------------
Steve Dougherty

/s/ JULIUS W. IRVING                    Director                   June 27, 2000
--------------------------
Julius W. Irving

/s/ CAROL A. FARMER                     Director                   June 27, 2000
--------------------------
Carol A. Farmer

/s/ CHARLES H. MOORE                    Director                   June 27, 2000
--------------------------
Charles H. Moore





/s/ FRANK W. BUBB             Attorney-In-Fact for the Officers    June 27, 2000
--------------------------    and Directors of
Frank W. Bubb                 The Sports Authority, Inc.

                                INDEX OF EXHIBITS

EXHIBIT NO.            DESCRIPTION
-----------            -----------
  99.5                 The Sports Authority, Inc. 2000 Stock Option and Stock
                       Award Plan